Registration No. 333-52130             As filed with the Securities and Exchange
                                       Commission on April 17, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            Waypoint Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

         Pennsylvania                                       25-1872581
          (State of Incorporation)                        (IRS Employer
                                                        Identification No.)
                             235 North Second Street
                         Harrisburg, Pennsylvania 17101
                    (Address of Principal Executive Offices)


          1984 York Financial Corp. Amended Incentive Stock Option Plan
      1992 York Financial Corp. Stock Option and Incentive Plan, as amended 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors,
                                   as amended
    1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors,
                                   as amended
            1997 York Financial Corp. Stock Option and Incentive Plan
              Harris Savings Bank 1994 Incentive Stock Option Plan
        Harris Savings Bank 1994 Stock Option Plan for Outside Directors
              Harris Savings Bank 1996 Incentive Stock Option Plan
             Harris Financial, Inc. 1999 Incentive Stock Option Plan
       Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors
                            (Full Title of the Plans)

                  Copies to:
        Charles C. Pearson, Jr.                  Kenneth R. Lehman, Esquire
Co-Chairman and Chief Executive Officer           Edward A. Quint, Esquire
       Waypoint Financial Corp.             Luse Lehman Gorman Pomerenk & Schick
        235 North Second Street                  A Professional Corporation
    Harrisburg, Pennsylvania 17101             5335 Wisconsin Ave., N.W., #400
            (717) 236-4041                         Washington, D.C.  20015
                                                       (202) 274-2000
                          (Name, Address and Telephone
                          Number of Agent for Service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :





                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

       Title of                                         Proposed              Proposed
      Securities                 Amount                 Maximum                Maximum              Amount of
         to be                   to be               Offering Price           Aggregate           Registration
      Registered             Registered (1)            Per Share           Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------

Options to Purchase
Common Stock

Common Stock, par
value $.01 per share    132,172 shares (2)                     $3.40(3)              $449,385                 $ 119

Common Stock, par
value $.01 per share    285,631 shares (4)                      6.34(3)             1,810,901                   478

Common Stock, par
value $.01 per share    197,789 shares (5)                      6.33(3)             1,252,004                   331

Common Stock, par
value $.01 per share    697,793 shares (6)                      7.55(3)             5,268,337                 1,391

Common Stock, par
value $.01 per share    208,779 shares (7)                     10.17(3)             2,123,282                   561

Common Stock, par
value $.01 per share    20,318 shares (8)                       4.36(3)                88,586                    23

Common Stock, par
value $.01 per share    15,430 shares (9)                       9.02(3)               139,179                    37

Common Stock, par
value $.01 per share    51,752 shares (10)                     20.11(3)             1,040,733                   275

Common Stock, par
value $.01 per share    280,574 shares (11)                    12.76(3)             3,580,124                   945

Common Stock, par
value $.01 per share    37,185 shares (12)                     13.83(3)               514,269                   136

Common Stock, par
value $.01 per share    1,323,255 shares (13)                   9.99(3)            13,192,852                 3,483
                        ----------------                        ----               ----------                 -----



        Total:          3,250,678 shares                                          $28,292,006               $ 7,469
                        ================                                          ===========               =======
                                                                                                               (14)

--------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1984 York Financial Corp. Amended Incentive Stock Option Plan (the "York 1984 Incentive Plan"), the 1992 York Financial Corp. Stock Option and Incentive Plan, as amended (the "York 1992 Incentive Plan"), the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, as amended (the "York 1992 Directors Plan"), the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, as amended (the "York 1995 Directors Plan"), the 1997 York Financial Corp. Stock Option and Incentive Plan (the "York 1997 Incentive Plan"), the Harris Savings Bank 1994 Incentive Stock Option Plan (the "Harris 1994 Incentive Plan"), the Harris Savings Bank 1994 Stock Option Plan for Outside Directors (the "Harris 1994 Directors Plan"), the Harris Savings Bank 1996 Incentive Stock Option Plan (the "Harris 1996 Incentive Plan"), the Harris Financial, Inc. 1999 Incentive Stock Option Plan (the "Harris 1999 Incentive Plan") and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (the "Harris 1999 Directors Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Waypoint Financial Corp. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1984 Incentive Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. ss.230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Incentive Plan.
(5) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Directors Plan.
(6) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1995 Directors Plan.
(7) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1997 Incentive Plan.
(8) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Incentive Plan.
(9) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Directors Plan.
(10) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1996 Incentive Plan.
(11) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Incentive Plan.
(12) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Directors Plan.
(13) Represents 37,959 shares currently reserved for issuance pursuant to the York 1992 Incentive Plan, 77,607 shares currently reserved for issuance pursuant to the York 1995 Directors Plan, 645,659 shares currently reserved for issuance pursuant to the York 1997 Incentive Plan, 17,251 shares currently reserved for issuance pursuant to the Harris 1994 Directors Plan, 486,126 shares currently reserved for issuance pursuant to the Harris 1999 Incentive Plan and 58,653 shares currently reserved for issuance pursuant to the Harris 1999 Directors Plan.
(14)     Previously paid.




         This Post-Effective Amendment to the Registration Statement is filed solely to add exhibits to the Registration Statement and shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART II.

Item 8.  List of Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby*

         10.1     1984 York Financial Corp. Amended Incentive Stock Option
                  Plan.*

         10.2     1992 York Financial Corp. Stock Option and Incentive Plan.*

         10.3 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors.*

         10.4 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors.*

         10.5 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

         10.6 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997
                  (File No. 333-36087)).

         10.7 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

         10.8 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

         10.9 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18,
                  1998)

         10.10 Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18, 1998)

         10.11 Amendments to the 1992 York Financial Corp. Stock Option and Incentive Plan, dated as of August 23, 2000.*

         10.12 Amendments to the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, dated as of August 23, 2000.*

         10.13 Amendments to the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, dated as of August 23, 2000.*

         23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2     Consent of Arthur Andersen LLP*

         23.3.    Consent of Ernst & Young LLP
-----------------------------------
* Previously filed.

                                  EXHIBIT INDEX


Exhibit Number                      Description

         10.23                      Consent of Ernst & Young LLP

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 16th day of April 2001.

                                   WAYPOINT FINANCIAL CORP.


                                   By:  /s/ Charles C. Pearson, Jr.
                                        ----------------------------------------
                                        Charles C. Pearson, Jr.
                                        Co-Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:      /s/ Charles C. Pearson, Jr.
         -----------------------------------------------------
         Charles C. Pearson, Jr., Co-Chairman and
         Chief Executive Officer
         (Principal Executive Officer)

Date:    April 16, 2001


By:      /s/ James H. Moss
         ----------------------------------------
         James H. Moss, Executive Vice
         President and Chief Financial Officer
         (Principal Financial and Accounting Officer)

Date:    April 16, 2001


By:      */s/ Robert W. Pullo
         --------------------------------------------
         Robert W. Pullo, Co-Chairman

Date:    April 16, 2001


By.      */s/ David E. Zuern
         --------------------------------------------
         David E. Zuern, President,
         Chief Operating Officer and Director

Date:    April 16, 2001


By:      */s/ Ernest P. Davis
         --------------------------------------------
         Ernest P. Davis, Director

Date:    April 16, 2001


By:      */s/ Cynthia A. Dotzel
         --------------------------------------------
         Cynthia A. Dotzel, Director

Date:    April 16, 2001


By:      */s/ Jimmie C. George
         --------------------------------------------
         Jimmie C. George, Director

Date:    April 16, 2001


By:      */s/ Randall A. Gross
         --------------------------------------------
         Randall A. Gross, Director

Date:    April 16, 2001


By:      */s/ Robert A. Houck
         --------------------------------------------
         Robert A. Houck,  Director

Date:    April 16, 2001


By:      */s/ Bruce S. Isaacman
         --------------------------------------------
         Bruce S. Isaacman, Director

Date:    April 16, 2001


By       */s/ William E. McClure, Jr.
         --------------------------------------------
         William E. McClure, Jr., Director

Date:    April 16, 2001


By:      */s/ Robert E. Poole
         --------------------------------------------
         Robert E. Poole, Director

Date:    April 16, 2001


By:      */s/ Byron M. Ream
         --------------------------------------------
         Byron M. Ream, Director

Date:    April 16, 2001


By:      */s/ Robert L. Simpson
         --------------------------------------------
         Robert L. Simpson, Director

Date:    April 16, 2001


By:      */s/ William A. Siverling
         --------------------------------------------
         William A. Siverling, Director

Date:    April 16, 2001


By:      */s/ Frank R. Sourbeer
         --------------------------------------------
         Frank R. Sourbeer, Director

Date:    April 16, 2001


By:      */s/ Donald B. Springer
         --------------------------------------------
         Donald B. Springer, Director

Date:    April 16, 2001


By:      */s/ Carolyn E. Steinhauser
         --------------------------------------------
         Carolyn E. Steinhauser, Director

Date:    April 16, 2001


By:      */s/ Thomas W. Wolf
         --------------------------------------------
         Thomas W. Wolf, Director

Date:    April 16, 2001


*Pursuant to Power of Attorney

                                  Exhibit 10.23
                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-52130) filed by Waypoint Financial Corp., pertaining to the 1984 Amended Incentive Stock Option Plan of York Financial Corp., the 1992 Stock Option and Incentive Plan of York Financial Corp., as amended, the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, as amended; the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, as amended; the 1997 Stock Option and Incentive Plan of York Financial Corp., the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, the Harris Savings Bank 1996 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan and Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, of our report dated July 19, 2000 with respect to the consolidated financial statements of York Financial Corp. included in the Annual Report (Form 10-K) of Waypoint Financial Corp.



                                                /s/Ernst & Young LLP

April 10, 2001